                             EMPLOYMENT AGREEMENT'

     This Employment Agreement (the Agreement") by and between METRO GLOBAL MEDIA, INC., a Delaware company ("Metro"), FANZINE INTERNATIONAL INC., a New Jersey Corporation (the "Company"), and BART SENIOR ("Executive"), an individual, is entered into and effective as of the 31st day of July, 1998. This Agreement supersedes any other employment agreements or understandings, written or oral, between the Company and Executive.

                                   RECITALS:

     The following statement are true and correct:

     A. Metro, the Company, Executive and certain other individuals are parties to a Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement"), pursuant to which Metro acquired all of Executive's shares of stock of the Company.

     B. As of the date of this Agreement, the company and certain subsidiaries of Metro are engaged primarily in tile business of the production, publishing, distribution and sale of periodicals in the United States and in various foreign countries.

     C. Executive is employed hereunder by the Company in a confidential relationship wherein Executive, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's and Metro's customers, specific manners of doing business, including the processes, techniques and trade secrets utilized by the Company and Metro, and future plans with respect thereto, all of which has been, and will be, established and maintained at great expense to the Company and Metro. This information is a trade secret and constitutes the valuable goodwill of the Company and Metro.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                                   AGREEMENTS

     1.   Employment and Duties
          ---------------------

          a) The Company hereby employs Executive in an executive position and Executive hereby accepts this employment upon the terms and conditions herein contained. Executive shall be responsible for participating in the overall management of the Company, shall be general counsel to the Company, and shall be responsible for the supervision of the legal affairs of the Company, and the management of all internal and external attorneys used by the Company. Subject to Section l (c) hereof, Executive agrees to devote so much of his business time, attention and efforts as may be necessary to fulfill his obligations hereunder to promote and further the business of the Company.

          b) Executive shall faithfully adhere to, execute and fulfill all lawful policies established by the Company.

          c) Executive shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes in any material respect with Executive's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Executive from (I) making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Section 3 hereof, or (ii) operating any or all of the businesses described oil Exhibit "A" to this Agreement.

     2.   Compensation.  For all services rendered by Executive, the Company
          ------------
shall compensate Executive as follows:

          a)   Base Salary.  Effective the date hereof, the base salary payable
               -----------
to Executive shall be $100,000 per year, payable on a regular basis in accordance with the Company's standard payment procedures, but not less often than monthly (the "Base Salary"). In addition, on at least an annual basis, the Company will review Executive's performance and may make increases to such base salary if, in its discretion, any such increase is warranted.

          b)   Executive Perquisites, Benefits and Other Compensation.
               ------------------------------------------------------
Executive. shall be entitled to receive additional benefits and compensation from the Company in such form and to the extent specified below:

               I) Coverage, subject to contributions required of employees generally, for Executive and his dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time for the benefit of its employees, provided, however that the benefits pursuant to the same may not exceed benefits under policies for Metro's executive employees.

               ii) Reimbursement for all business travel and other out-of-pocket expenses (including providing Executive with an automobile and insurance therefor) reasonably incurred by Executive in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Executive upon submission of any request for reimbursement, and in a format and manner consistent with The Company's expense reporting policy. The automobile provided to Executive shall be leased for a period of not more than three (3) years, and the lease payments required to be paid by the Company therefor shall not exceed $1,200.00 per month.

          c)   Incentive Compensation.  In addition to the Base Salary, during
               ----------------------
the Term (as hereinafter defined), the Company shall pay to Executive additional compensation, in an amount equal to 13.612% (the "Rate") of the Pre-Tax Net Earnings (as hereinafter defined)

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

of the Company for each Fiscal Year (the "Incentive Compensation"). The Incentive Compensation shall be paid quarterly within thirty days of the end of each of the Company's fiscal quarters, or at such other time or times as the boards of directors of both Metro and the Company shall deem appropriate. Notwithstanding the foregoing, and unless agreed to the contrary by the boards of directors of both the Company and Metro, (I) the Company shall, at all times, hold in reserve in its bank account an amount equal to the Company's net operating expenses for the Company's prior fiscal quarter, and (ii) in the event that the Company has a net operating loss for any fiscal quarter, the distribution of Incentive Compensation shall be deferred until such loss is recouped by the Company. For purposes of this Agreement, the term "Pre Tax Net Earnings" shall mean gross revenues of the Company for a Fiscal Year less all costs (including salaries, wages, benefits and related employment expenses) incurred in connection with the business operations of the Company other than
(I) taxes; (ii) interest; (iii) depreciation and amortization; and (iv) the Incentive Compensation and the Deferred Compensation paid to Executive and to Michael Levine, Philip P. Salvatore and Bart Senior (the "Related Executives") pursuant to Employment Agreements of even date herewith with terms similar to those herein (the "Related Agreements"). No general overhead of, or office costs, or expense incurred by Metro or the Company shall be included in the calculation of Pre-Tax Net Earnings unless such expense is incurred directly for the benefit of the Company and approved in advance by the Company's Board of Directors.

          d)   Deferred Compensation.  After termination of this Agreement for
               ---------------------
any reason, the Company shall pay to Executive (or Executive's Estate Representative, in the event of Executive's death) deferred compensation, in an amount equal to six (6) times Applicable Pre-Tax Net Earnings. For the purposes of this Agreement, the term "Applicable Pre-Tax Net Earnings" shall mean the greater of (I) the Pre-Tax Net Earnings for the Fiscal Year in which the termination took place, or (ii) the average Pre-Tax Net Earnings for the prior Fiscal Years during the term of this Agreement, multiplied by the Rate.
Payments of Deferred Compensation shall be made to Executive on a quarterly basis (i.e., every three months) over a period of six years following the termination date.

          e)   Bonus Shares.  If the Company generates Pre-Tax Net Earnings
               ------------
After Compensation as hereinafter defined) in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Minimum Earnings Level") during either the second or third year following the date of this Agreement, then Metro shall issue to Executive, as a bonus, shares of the non-restricted, publicly traded common stock of Metro (the "Bonus Shares"), as hereinafter provided. For purposes of this Agreement, "Pre-Tax Net Earnings After Compensation" with respect to any period shall mean Pre-Tax Net Earnings for such period less the Incentive Compensation and Deferred Compensation paid or payable for such period to Executive hereunder and to the Related Executives pursuant to the Related Agreements. The number of Bonus Shares to be issued shall be determined as follows:

               (I) If the Minimum Earnings Level is exceeded in the second year following the date of this Agreement, the number of Bonus Shares to be

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

               issued by Metro to Executive shall be determined by multiplying by two the amount by which Pre-Tax Net Earnings After Compensation exceeds the Minimum Earnings Level and dividing such product by the average closing price of the shares of Metro's common stock for the thirty (30) day period immediately preceding the award of the Bonus Shares.

               (ii) If the Minimum Earnings Level is attained during the third year following the date of this Agreement, the number of Bonus Shares to be issued by Metro to Executive shall be determined by dividing the amount by which Pre-Tax Net Earnings After Compensation exceeds the Minimum Earnings Level by the average closing price of the shares of Metro's common stock for the thirty (30) day period immediately preceding the award of the Bonus Shares.

               (iii) If any fractional shares result from the calculation of Bonus Shares, the number of Bonus Shares shall be rounded down to the next lesser whole number.

               (iv) Any Bonus Shares issued to Executive hereunder shall not be subject to Article 13 of the Stock Purchase Agreement, which provides for the redemption or return of shares of the stock of Metro upon the Occurrence of certain contingencies.

     f)   Apportionment.  If Executive's employment is terminated for any reason
          -------------
on any date other than the last day of a Fiscal Year, Executive's Deferred Compensation for the year of termination shall be reduced by the aggregate amount of Incentive Compensation received by Executive during Such fiscal Year.

     g)   Add-On Rights.  During the Term of this Agreement, no asset of the
          -------------
Company shall be sold without the affirmative vote of a majority of the Company's Board of Directors. Additionally, during the terms of this Agreement no additional shares of stock of the Company shall be issued, nor any shares of the Company stock sold, transferred, conveyed or encumbered, without the affirmative vote of a majority of the Company's Board of Directors. In the event that the Company's Board of Directors approves the sale of all or any part of the Company's stock, Executive shall have the option to terminate this Agreement, and waive his right to any Incentive Compensation and Deferred Compensation in exchange for 13.612% of the Net Proceeds of such sale. For the purposes of this Agreement, the term "Net Proceeds" shall mean gross proceeds, less normal and reasonable professional fees incurred in connection with such sale.

     3.   Non-Competition Agreement.
          -------------------------

     a)   Executive will not, during the period of his employment by or with the

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Company, and for a period of six (6) months (subject to extension, provided below) immediately following the termination of his employment under this Agreement (the "Restricted Period"), for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

          i) engage, as an officer, director, shareholder, owner, partner, joint venture, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in the development, distribution or sale of any non-adult sophisticate publication or related services or products in competition with the Company, Metro or any of Metro's other subsidiaries in any state of the United States of America or in any foreign country in which the Company, Metro or any such subsidiary is conducting or has conducted business (the "Territory");

          ii) call upon any person who is an employee of the Company or Metro or any of its other subsidiaries in a managerial or sales capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or Metro or any of its other subsidiaries;

          iii) call upon any person or entity which is, or which has been within two (2) years prior to that time, a customer of the Company or Metro or any of its other subsidiaries for the purpose of solicititig or selling products or services in direct competition with the Company or Metro or any of it other subsidiaries;

          iv) call upon any prospective acquisition candidate, on Executive's own behalf or on behalf of any competitor, which candidate was either called upon by the Company or Metro or any of its other subsidiaries or for which the Company or Metro or any of its other subsidiaries made an acquisition analysis for the purpose of acquiring such entity.

          Notwithstanding the above, the foregoing covenant shall not be decided to prohibit Executive from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or an over-the-counter or similar market; (ii) engaging in any business which Executive is involved in as of the date of this Agreement, which businesses are specifically set forth on Exhibit "A" attached hereto; or (iii) participating in any project which is offered to, but rejected by, the Company and Metro in accordance with Section 6 below.

     The Company may elect to extend the term of the Restricted Period for up to an additional twenty-four (24) months (for a total of thirty (30) months from the termination of Executive's employment) by notifying Executive of such decision, in writing, during the Restricted Period; provided, however, that if the Company makes such election it shall pay to Executive during such extension his Base Salary in accordance with Section 2(a) above. If the Company elects to extend the Restricted Period as provided above, the Restricted Period shall deemed to be a thirty (30) month period from the termination of Executive's employment under this Agreement (or such shorter period during which the Company elects to continue to pay the Base Salary to Executive as provided above), and the restrictions set forth above shall continue during such Restricted Period, as extended.

     b) Because of the difficulty of measuring economic losses to the Company and Metro as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company and Metro for which they would have no adequate remedy, Executive agrees that the foregoing covenant may be enforced by the Company or Metro in the event of any breach or threatened breach by him, by injunctions, restraining orders and other appropriate equitable relief

     c) The covenants in this Section 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and the Agreement shall thereby be reformed.

     d) All of the covenants in this Section 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company or Metro (other than for nonpayment of any sums due and owing pursuant to this Agreement), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Metro or the Company of such covenants. It is specifically agreed that the Restricted Period (as may be extended by the Company) during which the agreements and covenants of Executive made in this Section 3 shall be effective, shall be computed by excluding from such computation any time during which Executive is in violation of any provision of this Section 3.

     4.   Term, Termination, Rights on Termination.  The term of this Agreement
          ----------------------------------------
shall begin on the date hereof and continue for five (5) years, ending on August 1, 2003, unless sooner terminated as herein provided. Thereafter, Executive shall have the option to renew this agreement for all additional three (3) year term, on the terms and conditions contained herein. Thereafter, this Agreement shall automatically renew for successive one (1) year terms, on the terms and conditions as contained herein, unless either party gives the other written notice of his or its intention to not renew this Agreement, at least sixty (60) days prior to the end of the initial term or the then current renewal term, as the case may be. The initial term and any renewal terms shall be referred to collectively as the "Term."

     This Agreement and Executive's employment may be terminated in any of the following ways:

     a)   Death. The death of Executive shall immediately terminate this
          -----
Agreement with no severance compensation due to Executive's estate other than the Deferred Compensation due in accordance with Section 2(d) above.

     b)   Disability.  If, as a result of incapacity due to physical or mental
          ----------
illness or injury, Executive shall have been absent from his full-time duties hereunder for four (4) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Company may terminate Executive's employment hereunder provided Executive is unable to resume his full-time duties at the conclusion of such notice period. In the event this Agreement is terminated as a result of Executive's disability, Executive shall receive from the Company (I) the Base Salary at the rate then in effect for the lesser of the time period remaining under the Term of this Agreement or for one (1) year, and such amount shall be payable during such period in a manner consistent with the Company's standard pay practices, and (ii) the Deferred Compensation, in accordance with
Section 2(d) above. The amount payable as Base Salary hereunder shall be decreased by the amount of disability benefits otherwise actually paid to Executive by the Company or under any insurance procured by the Company or Metro..

     C.   Good Cause.  The Company may terminate this Agreement tell (10) days
          ----------
after written notice to Executive for good cause, which shall be: (I) Executive's willful or material breach of this Agreement; (ii) Executive's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company; (iii) Executive's conviction of (a) a crime in which the Company or Metro is a victim, or (b) a felony involving weapons, intentional violence or larceny of funds from any person or business which has a substantial and material adverse impact on Metro's or the Company's ability to conduct business; or (C) any crime which, pursuant to applicable SEC rules or regulations, prohibits continued employment of an employee of a subsidiary of a publicly traded company. In the event of a termination for good cause, as enumerated above, Executive shall have no right to any severance compensation, but shall be entitled to the payment of Deferred Compensation for the period and on the other terms provided for in Section 2(d) above.

     5.   Return of Company Property.  All records, designs, publications,
          --------------------------
business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Executive for or on behalf of the Company or Metro (or their representatives, vendors or customers) which pertains to the business of the Company or Metro shall be and remain the property of the Company or Metro, as the case may be, and be subject at all times to their direction and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company or Metro which is collected by Executive shall be delivered promptly to the Company without request by it upon termination of Executive's employment.

     6.   Publication Ideas.  Executive shall disclose promptly and offer to the
          -----------------
Company and Metro, in writing, any and all significant conceptions and ideas for publications, projects, improvements and valuable discoveries which are conceived or made by Executive, solely or jointly with another, during the period of employment, and which are directly related to the business or activities of the Company or which Executive conceives as a result of his employment by the Company (each a "Publication Idea"). The Board of Directors of the Company shall, within twenty (20) days of receipt of written notification of a Publication Idea, notify Executive and Metro in writing of whether or not the Company elects to pursue the Publication Idea. If the Company elects not to pursue a Publication Idea, Metro shall, within twenty (20) days of its receipt of the Company's written decision regarding said Publication Idea, notify the Executive and the Company in writing whether Metro elects to pursue the Publication Idea. If either the Company or Metro elects to pursue the Publication Idea, the Executive will assign all his interests therein to the Company or Metro (or the nominee of either), as the case may be. Whenever requested to do so by the Company or Metro, Executive shall execute any and all applications, assignments or other instruments that the Company or Metro shall deem necessary to apply for and obtain copyright or trademark protection in the United States or any foreign country or to otherwise protect the Company's interest in any of its publications. If neither the Company nor Metro elects to pursue a Publication Idea, the Executive may pursue such Publication Idea on his own behalf, so long as the pursuit thereof does not affect the Employee's ability to fulfill his duties hereunder.

     7.   Trade Secrets.  Executive agrees that he will not, during or after the
          -------------
Term of this Agreement, disclose the specific terms of the Company's or Metro's or any of Metro's other subsidiaries' relationships or agreements with their respective significant vendors or customers or any other significant and material trade secret of the Company or Metro or any of Metro's other subsidiaries, whether in existence or proposed, to any person, Firm, partnership, corporation or business for any reason or purpose whatsoever.

     8.   No Prior Agreements.  Executive hereby represents and warrants to the
          -------------------
Company that the execution of this Agreement by Executive and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Executive agrees to indemnify the Company for any claim, including but not limited to attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition, invention or secrecy agreement between Executive and such third party which was in existence as of the date of this Agreement.

     9    Assignment: Binding Effect.  Executive understands that he has been
          --------------------------
selected for employment by the Company on the basis of his personal qualifications, experience and skills. Executive agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of Section 10 hereof, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     10.  Complete Agreement.  Executive has no oral representations,
          ------------------
understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the filial, complete and exclusive statement and expression of the agreement between the Company and Executive and all of the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company, Metro and Executive, and no term of this Agreement may be waived except by writing signed by the party waiving such term.

     11. Notice. Whenever any notice is required or permitted hereunder, it shall by given in writing and addressed at follows:

     To the Company or Metro:               Metro Global Media, Inc.
                                            One Metro Park Drive
                                            Cranston, RI 0291 0
                                            Attn Kenneth Guarino

     With a copy to:                        Lipsitz, Green, Fahringer
                                            Roll, Sallsbury & Cambria LLP
                                            42 Delaware Avenue, Suite 300
                                            Buffalo, New York 14202
                                            Attn Michael Schiavone, Esq.

     To Executive:                          Robert Maiello
                                            46 Polly Way
                                            Middletown, NJ 07748

     with a copy to;                        Michael Levine, Esq.
                                            Fifteen Barclay Road
                                            Scarsdale, New York 10583

Notice shall be deemed given and effective on the day following the delivery of the same via overnight carrier (Federal Express, UPS, Postal Service, etc.) Any party may change the address for notice by notifying the other parties of such change in accordance with this Section II.

     12. Severability: Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

     13. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of New York.

     14.  Counterparts.  This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                         METRO GLOBAL MEDIA, INC.


                         By:_____________________________

                         Its:____________________________


                         FANZINE INTERNATIONAL, INC.


                         By:_____________________________

                         Its:____________________________

                         ________________________________
                         Bart Senior

                                  SCHEDULE A

Philip P. Salvatore & Associates, Inc. - A newsstand marketing, consultation and distribution company.

Maxstone Media Group, LLC (through their stock ownership of Salmill Enterprises, Inc.)
- An adult sophisticate publisher

Goldtree Publishing, Inc. - A publisher- of adult sophisticate, fitness and Afro-American culture magazines.

Millennium Publishing Partners, Inc. - A publisher of adult sophisticate, hair style, and health digest magazines.

Celebrity Style, Inc. - The owner of trademarks for magazines published by Goldtree